Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-260563) pertaining to the 2021 Stock Option and Incentive Plan, the 2021 Employee Stock Purchase Plan and the 2016 Stock Incentive Plan of Entrada Therapeutics, Inc. of our report dated March 15, 2022, with respect to the consolidated financial statements of Entrada Therapeutics, Inc. included in this Annual Report (Form 10-K) of Entrada Therapeutics, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 15, 2022